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                                                                      EXHIBIT 11

                                THE BUCKLE, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE
                          (dollar amounts in thousands,
                             except per share data)
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                                                Thirteen Weeks Ended                            Thirteen Weeks Ended
                                                    July 29,  2000                                  July 31, 1999
                                    -------------------------------------           ---------------------------------------------
                                        Income         Shares        Per Share          Income          Shares       Per Share
                                                                      Amount                                           Amount
                                    --------------- -------------- --------------   --------------- --------------- -------------
Basic EPS
  Net Income                              $  3,770         20,630       $   0.18          $  6,375          22,079      $   0.29

Effect of Dilutive Securities
  Stock Options                                --             759            --                --            1,328            --
                                    --------------- -------------- --------------   --------------- --------------- -------------
Diluted EPS                               $  3,770         21,389       $   0.18          $  6,375          23,407      $   0.27
                                    =============== ============== ==============   =============== =============== =============
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                                                Twenty-six Weeks Ended                           Twenty-six Weeks Ended
                                                     July 29, 2000                                  July 31, 1999
                                    --------------- -------------- --------------   --------------- --------------- -------------
                                        Income         Shares        Per Share          Income          Shares       Per Share
                                                                      Amount                                           Amount
                                    --------------- -------------- --------------   --------------- --------------- -------------
Basic EPS
  Net Income                            $ 8,366            20,658       $   0.41          $ 12,844          22,061      $   0.58

Effect of Dilutive Securities
  Stock Options                              --               832             --                --           1,302            --
                                    --------------- -------------- --------------   --------------- --------------- -------------
Diluted EPS                             $ 8,366            21,490       $   0.39          $ 12,844          23,363      $   0.55
                                    =============== ============== ==============   =============== =============== =============

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